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                                                                   Exhibit 10.15

                              SUBLEASE AND CONSENT

This Sublease and Consent is entered into March 22, 2002, by Innovative Health
                                                             -----------------
Products, Inc., a Florida corporation authorized to do business in Florida
-------------
("Subtenant-A") and Herbal Health Products, Inc. d/b/a Dynamic Life, Inc.,
                    ----------------------------------------------------
("Subtenant-B") for 5200 square feet of commercial space comprised of 3200 square feet of office and 2000 square feet of warehouse space located at 12399
                                                                         -----
Belcher Road #160, Largo, FL 33773.
----------------------------------

Whereas Innovative Health Products, Inc. as subtenant, The Paddock, Inc., as
        -------------------------------                ----------------
tenant and Yale Mosk & Co., as landlord entered into a lease dated February 25,
           --------------
2002, for 10,000+- square feet of commercial space located at 12399 Belcher Road
                                                              ------------------
#160, Largo, FL 33773. Described in Exhibit A (the "Sublet Premises")
---------------------

Whereas The Paddock, Inc., as tenant and Yale Mosk & Co., as landlord entered
        ----------------                 --------------
into a lease dated October 1, 1999, for 10,000+- square feet of commercial space located at 12399 Belcher Road #160, Largo, FL 33773. Described in Exhibit A (the
           ----------------------------------------
"Sublet Premises")

Now, therefore, Subtenant-A and Subtenant-B, in consideration of the following mutual covenants, agree:

1. Sublease Subtenant-A shall sublease to Subtenant-B and Subtenant-B shall sublet from Subtenant-A the Sublet Premises. Subtenant-B shall use the Premises only for office/warehouse purposes and for no other purposes.

2.   Sublet Term
     2.1 The term of this Sublease shall begin March 22, 2002 (the "Commencement Date") and ends on March 31, 2003, with an option to continue to lease subsequent to March 31, 2003 on a month to month basis through January 10, 2004 unless terminated earlier as provided in this Sublease and Consent.

     2.2 If Subtenant-A is unable to deliver possession of the Sublet Premises on the Commencement Date to Subtenant-B, for any reason, there shall be no extension of the Sublease and neither Subtenant-A, Tenant nor Landlord shall have any liability to Subtenant-B for direct, consequential, or other damages.

     2.3 Any holding over by Subtenant-B, (Herbal Health Products, Inc. d/b/a Dynamic Life, Inc.), by lapse of time or otherwise shall not operate to extend or renew this agreement except by mutual written agreement by all the parties listed, including Landlord and Subtenant-A listed above hereto. In the absence of such written agreement, Subtenant-B shall continue in possession of the leased premises as a month to month tenant only, except that the monthly rental shall be increased to an amount equal to 2 times the previous full monthly installment amount shown above. Termination thereafter may be by either party with 30 days prior written notice.

3.   Rent
     3.1 Subtenant-B shall to pay Subtenant-A, Two Thousand Seven Hundred Eighty Two and xx/100 Dollars ($2,782.00) per month as rent for the Sublet Premises. This amount includes all applicable sales tax and any other charges applicable with respect to the Sublet Premises. In addition, Subtenant-B shall remit 50% of the monthly Florida Power and 50% of the installation and monthly Security System bill (vendor to be determined and agreed upon jointly) to Subtenant-A representing reimbursement to Subtenant-A for costs, taxes and fees incurred with providing electrical power and Security. All Telephone Costs are the responsibility of Subtenant-B.

     3.2 If Subtenant fails to pay, when due, any sums due under this Sublease, the unpaid amounts shall bear interest from the due date to the date of payment at the highest rate allowed by law. Any money required to be paid pursuant to this Sublease shall be considered additional rent.

     3.3 Upon the execution of this lease, Sub Tenant-B shall deposit with SubTenant-A a check totaling $(6,461.42) representing the prorated amount of $(897.42) representing March 2002 prorated rent amount inclusive of sales tax, April 2002 rent inclusive of sales tax, in the amount of $(2,782.00), plus the sum of $(2,782.00), as security deposit for the performance of Sub-Lessee's obligations under this lease including, without limitation, the surrender of possession of the leased premises to Landlord as provided herein, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's, Tenant's, or SubTenant-A's damages in case of Subtenant-B's default. If Subtenant-A applies any part of the security deposit to cure any default of Sub-Lessee, Sub-Lessee shall, upon demand, deposit with Subtenant-A the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this lease. This

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          security deposit may be commingled with other deposits held by
          SubTenant-A; no interest shall be due in connection therewith and SubTenant-A shall not be obligated to apply the security deposit to rents or other charges in arrears or to damages for Sub-Lessee's failure to perform under the lease. However, Subtenant-A may so apply the security deposit at Subtenant-A's option, and Subtenant-A's right to possession of the leased premises for nonpayment of rent or for any other reason shall not in any way be affected by reason of the fact that SubTenant-A holds such security deposit.

4.   Insurance. Subtenant-B shall obtain, maintain and pay for insurance
     ---------
     policies of the type and in the amounts as required below. All insurance policies shall be in insurance companies licensed to do business in the State of Florida, satisfactory to Subtenant-A, and shall name Landlord, its managing agent, and Tenant, as additional parties insured. Each policy shall contain an agreement by the insurer that the policy shall not be canceled without thirty (30) days' prior notice to Subtenant-A and Landlord by certified mail. If Subtenant-B fails to deliver any of the certificates required in this Sublease, SubTenant-A may either terminate this Sublease or procure the insurance and pay the premiums. The premiums shall be deemed additional rent and shall be payable by Subtenant-B to Subtenant-A, with interest, immediately upon demand. The waiver of subrogation set forth below shall apply as between Subtenant-B and Subtenant-A, Subtenant-B and Tenant and Subtenant-B and Landlord.

     (a)  Real and personal property insurance

      (1) Lessor's property. Except as noted below, Landlord shall bear all
          -----------------
          risks of loss or physical damage to the building, the leased premises and the common areas of the project which is caused by fire or other casualty, or by any other cause whatsoever including the negligence of Tenant, Subtenant-A and Subtenant-B, its agents, servants, employees, licensees, invitees, guests; provided, however, that Lessor shall not be responsible for loss or damage to any alterations, additions or fixtures installed by SubTenant-B, or for the breakage of windows, doors, glass or plate glass which remains the sole responsibility of SubTenant-B to the extent not covered by insurance.

      (2) Waiver of subrogation. Landlord, SubTenant-A and SubTenant-B hereby
          ---------------------
          waive any and all rights which they may have against the other and hereby release each other from all liability or responsibility to the other or anyone claiming through or under them by way of subrogation or otherwise, for any loss or damage to the leased premises, the building, the project, the common areas or any property therein caused by fire or other casualty, even if such fire or other casualty was caused by the fault or negligence of the other party, their respective agents servants, employees, licenses, invitees or guests. All fire and extended coverage insurance policies carried by the respective parties on the lease premises the building the project the common areas or any property therein shall allow the insured to waive its right of subrogation against the other party prior to loss.

      (3) SubTenant-B property. All personal property belonging to SubTenant-B,
          --------------------
          or to their agents, servants, employees, licensees, invitees or guests which is located in or about the building or the leased premises shall be there at the sole risk of SubTenant-B or such other person. Neither Landlord, Tenant, nor Subtenant-A nor any of their agents shall be liable for any damage to either the person or the property of SubTenant-B or for the loss of or interruption to business, or for the loss of or damage to any of the property of Subtenant-B, by theft or from any other cause whatsoever. Neither Landlord, Tenant or SubTenant-A nor their agents shall be liable for any loss or damage caused by other tenants, if any, or persons in the leased premises, or caused by operations in the construction of any private, public or quasi public work. It is expressly agreed that it shall be the sole obligation of SubTenant-B to insure, at its expense, any and all property of any nature whatsoever of SubTenant-B's located on the leased premises.

      (4) Public Liability Insurance.
          --------------------------
          (1) During the term of the lease, and any month to month extension thereof, SubTenant-B shall, at its own expense, maintain and provide general liability insurance coverage for the benefit and protection of SubTenant-B, SubTenant-A, Tenant, and Landlord in an amount not less than $1,000,000 combined single limit for personal injury, bodily injury and property damage.

          (2) SubTenant-B hereby agrees to indemnify, protect, save and hold harmless the Landlord, Tenant, and SubTenant-A, its respective representative, agents, servants, and employees from and against any and all loss, cost and expense arising out of or connected with the use of the occupancy of the leased premises or common areas by SubTenant-B and/or by any of SubTenant-B's representatives, agents servants, employees, licensees, invitees or guests pursuant to this lease

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               which use or occupancy results in any injury, sickness or death, or alleged injury, sickness or death whatsoever to third person and/or their property. In the event that any such claim is alleged against Landlord, Tenant, SubTenant-A and/or its successors or assigns by anyone arising out of the use or occupancy of the leased premises or the common areas by SubTenant-B or by its representatives, agents, servants, employees, licensees, invitees or guests, it is expressly understood and agreed that SubTenant-B shall take over the defense of each and every claim promptly and pay all attorney's fees verdicts, judgements, settlement payments and all other costs and expenses whatsoever incurred in connection with the defense of all such claims, without exception it being expressly understood that SubTenant-B shall be and remain fully responsible for all such claims, without exception, it being expressly understood that SubTenant-B shall be and remain fully responsible for all such claims and will hold Landlord, Tenant, and SubTenant-A harmless from and against any cost or expense whatsoever.

5.   Indemnification
     5.1 Subtenant-B shall indemnify and hold Subtenant-A, Tenant and Landlord harmless against all claims, actions, damages, and expense in connection with the loss of life, personal injury or damage to property arising out of the occupancy or use by Subtenant-B of the Premises, or caused by any act or omission of Subtenant-B, its agents, employees, lessees or concessionaires. If Subtenant-A,Tenant or Landlord is made a party to any litigation commenced by or against Subtenant-B, then Subtenant-B shall protect and hold them harmless and shall pay all costs, expenses, and reasonable attorney's fees incurred by them in connection with the litigation.

     5.2 Tenant and Subtenant-A shall indemnify and hold Subtenant-B harmless against all claims, actions, damages, and expense related to any liens, encumbrances, or Hazardous Substances affecting the Premised prior to the commencement of the term of this Sublease. However, Subtenant-A and Tenant shall first have been given written notice of and an opportunity to defend against such matters.

6.   Conditions and Maintenance of the Sublet Premises
     6.1 SubTenant-A will turn over the Sublet Premises to Subtenant-B in broom swept condition. Except as otherwise provided in this paragraph, Subtenant-B shall accept the Sublet Premises in "AS IS" condition.

     6.2 Subtenant-B shall not commit or permit to be committed any act or omission which shall violate any term or condition of the Lease. Subtenant-B shall comply with all applicable laws, ordinances, rules, and regulations affecting the Sublet Premises. Subtenant-B shall be responsible for any alteration or improvement required as a result of Subtenant-B's specific use of the Premise. However, no alteration or improvement may be made, for any reason, without the prior written consent of Landlord and Tenant.

     6.3 Subtenant-B shall return the Sublet Premises in as good a condition as when received, reasonable wear and tear excepted; provided, however, that Subtenant-B shall not be responsible for making any extraordinary repairs or replacements to the Sublet Premises during the term hereof, unless such repairs or replacements resulted form Subtenant-B's misuse of or alterations to the Sublet Premises or its negligence or willful misconduct (or that of its employees, agents or contractors). Subtenant-B shall, at Subtenant-B's expense, maintain and repair, including replacement if necessary, the Sublet Premises and all building systems supporting the Sublet Premises, including the alarm, sprinkler systems, plumbing, electrical, doors and windows, However, Subtenant-B shall not be responsible for maintaining or repairing the roof, foundation, or structure of the Sublet Premises unless the need for repair was caused by Subtenant-B's misuse, negligence or willful misconduct.

     6.4 Upon the termination of this tenancy, Subtenant-B shall peaceably surrender the Sublet Premises in the same condition as the Sublet Premises was in upon the Commencement Date, reasonable wear and tear excepted.

7. No Assignment or Sublease. Subtenant-B shall not assign this Sublease in whole or in part, nor sublet all or any part of the Sublet Premises without written consent of Landlord, tenant and Subtenant-A.

8. Subject to Lease. This Sublease is subject and subordinate to the terms and conditions of the Lease and to any and all mortgages, which may now or hereafter affect the Premises. This Sublease shall automatically terminate if the Lease terminates for any reason, whether by voluntary termination and surrender or

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     otherwise. Except as specifically modified by this Sublease and Consent,
     Subtenant-B is bound by the terms of the Lease.

            This sublease is subject to all deed restrictions of record.

            The subtenant-B agrees to be bound by and to comply with all rules and regulations of the landlord currently in effect, or hereinafter promulgated. It is understood and agreed that noncompliance shall constitute a breach of the lease and sublease.

            The subtenant-B shall not make any changes or alterations to the premises without the prior written consent of the landlord. If landlord consents to any changes or alterations, subtenant-B agrees, prior to vacating the premises, to restore the premises as they were before the changes or alterations, or at the option of the landlord to pay the landlord a sum as determined by the landlord to be the reasonable cost of making the restoration.

9.      Default.

     9.1  The following shall be considered "Events of Default"

        a. Failure of Subtenant-B to pay, when due, any installment of rent or additional rent or any other sum payable by Subtenant under this Lease.

        b. Breach by Subtenant-B of any term of this Sublease or the Lease, which continues unremedied by Subtenant-B for a period of seven (7) days after written notice has been given to Subtenant-B by Landlord, tenant or by Subtenant-A.

        c. The insolvency of Subtenant-B as evidenced by an assignment by Subtenant-B for the benefit of creditors, a petition in bankruptcy or for reorganization or an arrangement under any bankruptcy or insolvency law filed voluntarily by Subtenant-B, an adjudication of Subtenant-B as a bankrupt, the issuance by any court of an order for relief as to Subtenant-B, the filing against Subtenant-B of a petition for appointment of a receiver for all or any part of Subtenant-B's assets either in Bankruptcy or other insolvency proceedings, unless the proceedings are stayed or dismissed within sixty (60) days of filing, or the levy against any portion of the assets of Subtenant-B. If an order for relief is granted Subtenant-B, or any party claiming on behalf of Subtenant-B, Subtenant-B shall be deemed to have given adequate assurances only if Tenant and Landlord is reasonably assured that party of substantial financial strength will continue occupancy of the Sublet Premises, continue to pay rent and in general be in a position to operate a business on the Sublet Premises for a term of more than one year.

     9.2 In addition to all other remedies provided by law, Subtenant-A and Tenant shall have all remedies provided to Landlord under the Lease.

     9.3 This Sublease shall be a Security Agreement under the Uniform Commercial Code as enacted effective and amended in the Sate of Florida, as to all property of Sublet Premises. Subtenant-B shall execute all financing statements or other documents required to perfect such security.

     9.4 Subtenant-B shall pay to SubTenant-A, as additional rent upon demand, all of SubTenant-A's costs, including without limitation the reasonable attorney's fees, agents and others retained by SubTenant-A to enforce Subtenant-B's obligations under this Sublease and also any costs or fees incurred by Subtenant-A in any litigation in which SubTenant-A, without SubTenant-A's fault, becomes involved by reason of this Sublease or by the relationship of SubTenant-B and Subtenant-A under this Sublease.

     9.5 All of SubTenant-A's remedies under this Sublease and at law and equity shall be cumulative and concurrent.

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10   Miscellaneous.

     10.1 SubTenant-A shall have the right to strictly enforce all terms of this Sublease. The failure of SubTenantA to enforce its rights strictly shall not be construed as having created a custom contrary to any specific term of this Sublease, or as having in any way or manner modified the Sublease.

     10.2 Neither Subtenant-A, Tenant nor Landlord shall be liable for any injury or damage to persons or property occurring on the Premises. All property of Subtenant-B kept or stored on the Sublet Premises shall be kept or stored at the risk of Subtenant-B. Subtenant-B shall hold Subtenant-A, Tenant and Landlord harmless from any claims arising out of damage to the same, including subrogation claims by Subtenant-B's insurance carrier.

     10.3 Subtenant-B shall pay double the amount of Subtenant-A's daily rent for each day Subtenant-B retains possession of the Sublet Premises after termination and also pay all damages sustained by Subtenant-A and Tenant because of such retention. Acceptance by SubTenant-A of rent after termination shall not constitute a renewal.

     10.4 All notices shall be served in writing forwarded by hand delivery, by registered or certified mail, postage prepaid, or by overnight delivery service, addressed as follows:

               To Landlord at: Yale Mosk & Co. 12397 Belcher Road, suite 270,
                               ----------------------------------------------
               Largo, Fl. 33773
               ----------------

               To Tenant at: The Paddock, Inc. 221 West Main PO Box 30 /
                             --------------------------------------------
               Knightstown, IN 46148
               ---------------------

               To Subtenant-A at: Innovative Health Products, Inc. / 6950 Bryan
                                  ----------------------------------------------
               Dairy Road / Largo,  FL  33777
               ------------------------------

               To Subtenant-B at: Herbal Health Products, Inc. d/b/a/ Dynamic
                                  --------------------------------------------
               Life, Inc., 12399 Belcher Road, #160, Largo, FL 33773
               -----------------------------------------------------

     10.5 This Sublease shall be binding upon the parties and their successors and assigns.

     10.6 Upon performance of all the terms on Subtenant-B's part to be performed, Subtenant-B shall peaceably and quietly hold and enjoy the Sublet Premises for the term without hindrance or interruption by Subtenant-A or by Tenant, subject to the terms of this Sublease and the Lease.

     10.7 Waiver by SubTenant-A of any breach of any term of this Sublease shall not be a waiver of any subsequent breach of the same or any other term. Acceptance of rent by SubTenant-A shall not be a waiver of any preceding breach other than the failure to pay the particular rent accepted. No covenant of this Sublease shall be waived by SubTenant-A unless the waiver is in writing, signed by SubTenant-A.

     10.8 This Sublease and its Exhibits set forth the entire agreement between the parties and may be modified only in writing, signed by both parties.

     10.9 If any term of this Sublease or the application to any person or circumstance shall be invalid or unenforceable, the remainder of this Sublease, or the application of the covenant to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected.

     10.10 Upon at least twenty-four (24) hours verbal notice to Subtenant-B (except in cases of emergency, in which case no prior notice is required), Subtenant-A and Tenant shall have the right, without abatement of rent, to enter the Sublet Premises at any reasonable hour during normal business hours (except in the cases of emergency) to examine the same, or to make such repairs and alterations as SubTenant-A and/or Tenant shall deem necessary for the safety and preservation of the Sublet Premises, and also to exhibit the Sublet Premises for let or sale.

IN WITNESS WHEREOF, SubTenant-A and Subtenant-B have signed and sealed this Sublease as of the day and year first above written.

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WITNESSES:                             SUBTENANT-A: Innovative Health Products
                                                    ---------------------------

___________________________________    By: /s/ Carol Dore-Falcone  Date: 4/11/02
                                           ----------------------        -------
Print Name:________________________    Print Name:  /s/ Carol Dore-Falcone
                                                   -----------------------------
                                            Title:  VP/CFO
                                                   -----------------------------
___________________________________
Print Name:________________________
                                                    Herbal Health Products Inc.,
/s/ Donna Buss                         SUBTENANT-B: d/b/a Dynamic Life, Inc.
-----------------------------------                 ----------------------------
Print Name: Donna Buss                 By: /s/ Mandeep K. Taneja  Date: 4/11/02
            -----------------------        ---------------------        --------
                                       Print Name: /s/ Mandeep K. Taneja
                                                   -----------------------------
/s/ Manindra Garg                           Title: President
-----------------------------------                -----------------------------
Print Name: Manindra Garg
            -----------------------


                               CONSENT TO SUBLEASE

The undersigned consents to the subleasing the Premises to Herbal Health
                                                           -------------
Products, Inc d/b/a Dynamic Life, Inc. Subtenant-B under the terms of the
-------------------------------------
Sublease. This consent in no way releases Subtenant-A or Tenant from its obligations under the Lease.

WITNESSES:                                  LANDLORD: Yale Mosk & Co.

/s/ David Neiman                            By: /s/ Matt Mosk
-----------------------------------             ------------------------------
Print Name:  David Neiman                   Print Name: Matt Mosk
            -----------------------                     ----------------------
                                                 Title: President
___________________________________                     ----------------------
Print Name:________________________

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